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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
        Date of report (Date of earliest event reported): July 29, 2000.

                             A1 INTERNET.COM, INC.,

             (Exact Name of Registrant as Specified in Its Charter)

   Nevada                          000-274243                         03-7392107
(State or Other            (Commission File Number)             (I.R.S. Employee
Jurisdiction of                                           Identification Number)
Incorporation)

                15825 Shady Grove Road, Rockville, Maryland 20850
          (Address of Principal Executive Offices, Including Zip Code)
                                 (301) 947-0100
              (Registrant's Telephone Number, Including Area Code)
                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) Acquisition of Commonwealth Telecommunications of North America, Inc., (the "CTNA Acquisition")

Pursuant to an Stock Purchase Agreement (the "CTNA Purchase Agreement"), dated as of June 29, 2000, by and among the Registrant, Commonwealth Telecommunications of North America, Inc ("CTNA"), each of the shareholders of CTNA ( CTNA shareholders), the Registrant acquired 100% of the outstanding shares of CTNA from the CTNA Shareholders. In consideration for the CTNA Acquisition, the Registrant issued to the CTNA shareholders 1,200,000 shares of Common Stock. Certain additional information regarding the CTNA Acquisition and the transactions contemplated by the CTNA Purchase Agreement is included in the CTNA Purchase Agreement which is filed as an exhibit hereto. The foregoing summary of the CTNA Purchase Agreement is qualified in its entirety by reference to the complete text thereof, attached hereto as Exhibit 2.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired

The Financial Statements of Businesses Acquired required to be disclosed hereunder shall be filed by amendment to this initial report on Form 8-K not later than 60 days after the date by which this initial report must be filed.

(b) Pro Forma Financial Information

The Pro Forma Financial Information required to be disclosed hereunder shall be filed by amendment to this initial report on form 8-K not later than 60 days after the date by which this initial report must be filed.

(c) Exhibits

The following exhibit is included as part of this report:

2.1 Stock Purchase Agreement, dated as of June 29, 2000, by and among A1 Telecommunications, Inc., a newly formed fully owned subsidiary of the Registrant, Commonwealth Telecommunications of North America, Inc., and each of the Shareholders of Commonwealth Telecommunications of North America, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             A1 INTERNET.COM, INC.,

                                  (Registrant)

Date: July 29, 2000

            By:/S/ Bruce Bertman
              -------------------------------------
                          (Signature)
              Name:  Bruce Bertman
              Title: President,
                   Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION

    2.1 Asset Purchase Agreement, dated as of June 29, 2000, by and among the Registrant, Commonwealth Telecommunications of North America, Inc., and each of the shareholders of Commonwealth Telecommunications of North America, Inc.